Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:
Flow Investor Relations
Geoffrey Buscher
253-813-3286
investors@flowcorp.com
FLOW INTERNATIONAL ANNOUNCES SECOND QUARTER RESULTS
Sales of Consumable Parts Set All-Time Record
Kent, WA — December 2, 2010 — Flow International Corporation (NASDAQ: FLOW), the world’s leading developer and manufacturer of industrial waterjet machines for cutting and cleaning applications, today reported results for its fiscal 2011 second quarter ended October 31, 2010.
For the second quarter of fiscal 2011, Flow reported consolidated revenues of $52.9 million, a 26% increase from $42.0 million in the prior-year period. Net loss in the current quarter was $0.3 million or $0.01 per share. In comparison, the Company reported net income of $0.7 million or $0.02 per share in the prior-year period, which included a non-recurring $0.6 million gain on the sale of a facility.
Consolidated Adjusted EBITDA was $3.1 million in the second quarter of fiscal 2011 compared to $2.3 million in the year-ago quarter. The Company’s definition of Adjusted EBITDA is included in the attached tables and also in its filings with the U.S. Securities and Exchange Commission.
“We are now seeing consistent orders for our standard systems in all regions of the world for the first time since the recession hit, and quarterly sales of our consumables have eclipsed our pre-recession highs,” said Charley Brown, President and CEO of Flow. “We believe that our strategic growth initiatives, including our new indirect channel of distribution, have helped us turn this corner sooner than positive macroeconomic trends alone would have allowed.”
Operations Review for the Second Quarter of Fiscal 2011
•	Standard segment sales, which include sales of systems that do not require significant custom configuration as well as parts and services for those installed systems, were $44.9 million, an increase of $13.4 million or 43% from the prior-year quarter.

•	Advanced segment sales, which include sales of complex aerospace and application systems requiring specific custom configuration and advanced features, as well as parts and services for those installed systems, were $8.1 million for the quarter, reflecting an anticipated $2.5 million decline from the prior-year quarter. Advanced segment sales are recorded using the percentage of completion method, with lead times ranging as long as 18 to 24 months.

•	Aggregate gross margins were 38% for the quarter, compared to aggregate gross margins of 40% in the prior-year quarter. Standard segment gross margins were consistent quarter over quarter at 42%. Advanced segment gross margins were 15% in the current quarter compared to 31% in the prior-year quarter. The decline in Advanced segment gross margin was attributable to unanticipated costs for certain contracts, primarily related to the installation phase of the projects. The Company expects gross margins in the Advanced segment to return to normalized levels in subsequent periods.

•	Total operating expenses for the quarter were $19.0 million, compared to $16.9 million in the prior-year quarter, excluding the $0.6 million gain recognized on the sale of a facility. The $2.1 million increase is primarily the result of the reinstatement of wages and benefits, commissions related to increased sales and depreciation related to our ERP system.
Conference Call
Flow plans to hold a conference call to discuss these results today: Thursday, December 2nd at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 877-941-1427 or 480-629-9664. A 7-day replay will be available following the call by dialing 800-406-7325 or 303-590-3030. The conference call passcode is 4387631. A live audio Webcast of the conference call may be found in the investor section at www.flowcorp.com. A Webcast replay of the call will also be available for two weeks.
About Flow International
Flow International Corporation is the world’s leading developer and manufacturer of ultrahigh-pressure waterjet cutting technology to industries including automotive, aerospace, job shop, surface preparation, and more. For more information, visit www.flowcorp.com.
This press release contains forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements but their absence does not mean that the statement is not forward-looking. These statements are only predictions and actual results could differ materially from those anticipated in these statements based on a number of risk factors, including those set forth in the Company’s filings with the U.S. Securities and Exchange Commission. Forward- looking statements in this press release include, without limitation, statements regarding improving revenue, optimism for the indirect channel of distribution and the expectation that margins will return to normalized levels. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this announcement.

Flow International Corporation
Consolidated Statements of Operations
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended October 31,			Six months ended October 31,
	2010	2009	% Change	2010	2009	% Change
Sales	$52,935	$42,037	26%	$99,515	$79,789	25%

Cost of Sales	33,082	25,405	30%	60,329	49,181	23%

Gross Margin	19,853	16,632	19%	39,186	30,608	28%

Operating Expenses:
Sales and Marketing	10,885	8,975	21%	21,481	16,891	27%
Research and Engineering	2,436	1,850	32%	4,582	3,547	29%
General and Administrative	5,659	6,071	-7%	11,617	13,193	-12%
Restructuring and Other Operating Charges	—	(601)	NM	—	4,222	NM

Operating Expenses	18,980	16,295	16%	37,680	37,853	0%

Operating Income (Loss)	873	337	NM	1,506	(7,245)	NM

Interest Expense, net	(393)	(421)	-7%	(785)	(1,345)	-42%
Other Income (Loss), net	104	(150)	NM	396	352	13%

Income (Loss) Before (Provision) Benefit for Income Taxes	584	(234)	NM	1,117	(8,238)	NM
(Provision) Benefit for Income Taxes	(804)	923	NM	(1,868)	1,529	NM

Gain (Loss) from Continuing Operations	(220)	689	NM	(751)	(6,709)	89%

Gain (Loss) from Discontinued Operations, net of tax	(103)	8	NM	(112)	(1,140)	90%

Net Income (Loss)	$(323)	$697	NM	$(863)	$(7,849)	89%

Basic and Diluted Income (Loss) Per Share:
Income (Loss) from Continuing Operations	$(0.01)	$0.02	NM	$(0.02)	$(0.17)	89%
Net Income (Loss)	$(0.01)	$0.02	NM	$(0.02)	$(0.19)	89%

Weighted Average Shares Outstanding Used in Computing Basic and Diluted Income (Loss) Per Share (000):
Basic and Diluted	47,160	42,841		47,102	40,295
Diluted	47,160	43,158		47,102	40,295

NM = not meaningful

Flow International Corporation
Consolidated Balance Sheets
(Unaudited)
US Dollars in thousands

	October 31,	April 30,
	2010	2010	% Change
ASSETS:
Current Assets:
Cash	$6,892	$6,367	8%
Receivables, net	40,437	35,749	13%
Inventories	27,213	22,503	21%
Other Current Assets	9,136	9,476	-4%

Total Current Assets	83,678	74,095
Property and Equipment, net	19,862	21,769	-9%
Other Long-Term Assets	34,724	35,345	-2%

	$138,264	$131,209

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Notes Payable	$2,050	$350	NM
Current Portion of Long-Term Obligations	28	61	-54%
Accounts Payable and Other Accrued Liabilities	23,381	23,272	0%
Other Current Liabilities	22,421	18,499	21%

Total Current Liabilities	47,880	42,182
Other Long-Term Liabilities	5,778	5,449	6%
Subordinated Notes	8,327	7,954	5%

Total Other Long-Term Liabilities	61,985	55,585

Shareholders’ Equity	76,279	75,624	1%

	$138,264	$131,209

NM = not meaningful

Flow International Corporation
Supplemental Data
(Unaudited)
US Dollars in thousands

	Three months ended October 31,			Six months ended October 31,
	2010	2009	% Change	2010	2009	% Change
				PY
Sales Breakdown:
Systems	$34,907	27,365	28%	$65,442	$51,769	26%
Consumable Parts	18,028	14,672	23%	34,073	28,020	22%

Total	$52,935	$42,037	26%	$99,515	$79,789	25%

Segment Revenue Breakdown:
Standard	$44,860	$31,413	43%	$85,703	$59,780	43%
Advanced	8,075	10,624	-24%	13,812	20,009	-31%

	$52,935	$42,037	26%	$99,515	$79,789	25%

Depreciation and Amortization Expense	$1,562	$1,361	15%	$3,184	$2,593	23%

Capital Spending	$452	$3,485	-87%	$1,149	$7,957	-86%

Flow International Corporation
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(Unaudited)
US Dollars in thousands

	Three months ended October 31,			Six months ended October 31,
	2010	2009	% Change	2010	2009	% Change

Net Income (Loss)	$(323)	$697	NM	$(863)	$(7,849)	89%
Add Back:
Depreciation and Amortization	1,562	1,361	15%	3,184	2,593	23%
Income Tax Provision (Benefit)	804	(923)	NM	1,868	(1,529)	NM
Interest Charges	437	474	-8%	850	1,438	-41%
Non-Cash Charges	531	622	-15%	901	785	15%
Other (i)	103	71	45%	112	5,769	-98%

Consolidated Adjusted EBITDA	$3,114	$2,302	35%	$6,052	$1,207	NM

(i)	Allowable Add Backs Pursuant to Senior Credit Facility Agreement
NM = not meaningful

Flow International Corporation
Reconciliation of GAAP to Pro forma
(Unaudited)
US Dollars in thousands, except per share data

	Three months ended October 31,		Six months ended October 31,
	2010	2009	2010	2009
GAAP Income (Loss) from Continuing Operations	$(220)	$689	$(751)	$(6,709)

Adjustments:
OMAX Termination Charge	—	—	—	3,219
Restructuring and Other Operating Charges	—	(601)	—	1,003
Write-off of Deferred Debt Issuance Costs	—	—	—	253
Tax Effect of Adjustments	—	138	—	(1,692)
Tax Impact from Cash Repatriation & Discrete Foreign Tax Matters	303	—	990	—

Pro forma Income (Loss) from Continuing Operations	$83	$226	$239	$(3,926)

GAAP Net Income (Loss)	$(323)	$697	$(863)	$(7,849)

Adjustments:
OMAX Termination Charge	—	—	—	3,219
Restructuring and Other Operating Charges	—	(601)	—	1,003
Write-off of Deferred Debt Issuance Costs	—	—	—	253
Discontinued Operations	103	(8)	112	1,140
Tax Effect of Adjustments	—	138	—	(1,692)
Tax Impact from Cash Repatriation & Discrete Foreign Tax Matters	303	—	990	—

Pro forma Net Income (Loss)	$83	$226	$239	$(3,926)

Per Share Amounts

GAAP Basic and Diluted Income (Loss) Per Share
Income (Loss) from Continuing Operations	$(0.01)	$0.02	$(0.02)	$(0.17)
Net Income (Loss)	$(0.01)	$0.02	$(0.02)	$(0.19)

Pro forma Basic and Diluted Income (Loss) per Share
Income (Loss) from Continuing Operations	$(0.00)	$0.01	$0.01	$(0.10)
Net Income (Loss)	$(0.00)	$0.01	$0.01	$(0.10)